SIXTH AMENDMENT TO
POWER PURCHASE AGREEMENT

          This Sixth Amendment is made as of      February 17     , 2002, to the Power Purchase Agreement between LSP-Whitewater, L. P. ("Seller") and Wisconsin Electric Power Company ("Buyer") dated as of December 21, 1993 and as previously amended.

          WHEREAS, the parties have determined to amend the Agreement as provided herein.

          NOW, THEREFORE, in consideration of the promises and of the mutual promises contained herein, the parties agree to and hereby do amend the Agreement as set forth herein.
1.

Appendix 2 Section f (iv) is amended by adding the following language at the end of said section: "The service time heat correction curve in Exhibit 1 to this Appendix 2 will be reset upon the reconditioning or rebuilding of the Project's combustion turbine compressor. At the completion of the reconditioning or rebuilding, the service time heat rate correction curve will be reset to 1.01. The service time heat rate correction curve approved by Buyer pursuant to this Section, to be utilized subsequent to the reconditioning or rebuilding of the Project's combustion turbine compressor, is attached hereto as Exhibit 1A to Appendix 2. Until such time as the reconditioning or rebuilding of the Project's combustion turbine compressor is completed, the current service time heat rate correction curve will remain in full force and effect."

2.

Appendix 9 is deleted in its entirety and replaced with the restated Appendix 9, attached hereto as Exhibit A. Performance Factor calculations shall be calculated in the revised format as outlined in the restated Appendix 9 retroactively to January 1, 2002.

3.

This Sixth Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

4.	This Sixth Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin.

          IN WITNESS WHEREOF, the parties hereto have executed this sixth Amendment on the date first set forth above.
WITNESSED BY: /s/ Karen J. Fincher	LSP-WHITEWATER LIMITED PARTNERSHIP By: LSP-Whitewater, Inc. Its General Partner By: /s/ Paul F. Tegen Its: V.P. Operations
WITNESSED BY: /s/ Mary Ann S. Prager	WISCONSIN ELECTRIC POWER COMPANY By: /s/ Randall Van Aarsten Its: Director - Trading & Operations